                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                       STANFORD TELECOMMUNICATIONS, INC.
                       ---------------------------------

                                   ARTICLE 1
                                   ---------

          The name of this corporation is:

                       STANFORD TELECOMMUNICATIONS, INC.
                              (the "Corporation")

                                   ARTICLE 2
                                   ---------

          The name and address of this Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of such address is The Corporation Trust Company.

                                   ARTICLE 3
                                   ---------

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE 4
                                   ---------

          The Corporation is authorized to issue only one class of shares of stock to be designated "Common Shares" and the total number of shares of stock which the Corporation shall have the authority to issue is ten million (10,000,000) shares of common stock, par value one cent ($.01) per share. The Common Shares authorized by this Certificate of Incorporation shall be issued in series. The first and second series of Common Shares shall be designated as "Common Stock" and "Series B Common Stock," respectively, and shall consist of 9,000,000 and 800,000 shares, respectively. Of the total amount of 10,000,000 Common Shares authorized hereinabove, 200,000 shares may be issued from time to time as one or more additional series of Common Shares as provided in this Certificate of Incorporation. The Board of Directors is authorized to (i) fix the number of shares of any additional series of Common Shares and to determine the designation of any such series; (ii) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Common Shares; and (iii) within the limits and restrictions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

                                   ARTICLE 5
                                   ---------

          The name and mailing address of the sole incorporator of the Corporation is as follows:

     Name:                           Mailing Address:
     -----                           ----------------
     Gary S. Wolf                    2421 Mission College Boulevard
                                     Santa Clara, CA  95054

                                   ARTICLE 6
                                   ---------

          The Corporation is to have perpetual existence.

                                   ARTICLE 7
                                   ---------

          All of the powers of this Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors, who shall have full control over the affairs of this Corporation. The authorized number of directors of the Corporation shall not be less than five (5) nor more than nine (9) until changed by amendment of this Certificate of Incorporation. The Board may, within the limits specified by this Article, increase or decrease the exact number of directors from time to time by resolution adopted by the affirmative vote of a majority of the entire Board. The exact number of directors shall be six (6) until changed pursuant to this Article. No decrease in the number of directors shall shorten the term of any incumbent director. Each director will serve until his or her successor shall have been duly elected and qualified, unless he or she resigns, becomes disqualified or disabled, or is otherwise removed.

                                   ARTICLE 8
                                   ---------

          The Board of Directors is expressly empowered to adopt, amend or repeal By-laws of the Corporation. Any adoption, amendment or repeal of By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation.

                                   ARTICLE 9
                                   ---------

          Section 1.  Limitation of Directors' Liability.  A director of the
          ----------  ----------------------------------
Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability which, by express provision of the General Corporation Law of Delaware as in effect from time to time (hereinafter the "Delaware Law"), cannot be eliminated.

          Section 2.  Indemnification.
          ----------  ---------------

          A. The Corporation may, to the fullest extent not prohibited by Delaware Law, indemnify any person (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of the Corporation to procure a judgment in its favor) ("Proceeding") by reason of the fact that Indemnitee is or was serving as a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving another entity in such capacities at the request of the Corporation, against all expenses and liabilities actually and reasonably incurred by Indemnitee in connection with such Proceeding.

          B. In any action brought by Indemnitee against the Corporation to enforce the rights granted under this Article 9, Indemnitee shall have the burden of proving that he or she is entitled to indemnification by the Corporation. The Corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent not prohibited by Delaware Law and may create trust funds, grant security interests, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to perform the obligations provided for in this
Article 9 or in any such contract.

          C. The right to indemnification conferred by this Article 9 shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with any Proceeding, consistent with the provisions of Delaware Law.

          Section 3.  Amendment, Repeal.  Any repeal or amendment of the
          ----------  ---------  ------
foregoing provisions of this Article shall not adversely affect any right or protection of any director or any Indemnitee existing at the time of such repeal or amendment.

                                  ARTICLE 10
                                  ----------

          Section 1.  Vote Required for Certain Business Combinations.
          ----------  -----------------------------------------------

          A.  Higher Vote For Certain Business Combinations.  In addition to any
              ---------------------------------------------
affirmative vote required by law, any other provisions of this Certificate of Incorporation or otherwise, and except as otherwise expressly provided in
Section 2 of this Article 10, any Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          B.  Definition of "Business Combinations."  The term "Business
          ------------------------------------
Combination" as used in this Article shall mean any transaction which is referred to in any one or more of the following clauses:

              (a) any merger or consolidation of the Corporation or any subsidiary with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or

              (b) any sale, lease, license, exchange, or other disposition of any material asset of the Corporation to or with any Interested Stockholder, or

              (c) the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of related transactions) of any of their respective securities to any

Interested Stockholder in exchange for cash, securities or other property having an aggregate fair market value of $5,000,000 or more, or

              (d) any reclassification of securities (including any reverse stock split), recapitalization of the Corporation, or other transaction which would increase the proportionate share of the Corporation's or any subsidiary's capital stock directly or indirectly owned or controlled by any Interested Stockholder.

          Section 2.  When Higher Vote Is Not Required.  The provisions of
          ----------  --------------------------------
Section 1 of this Article 10 shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provisions of this Certificate of Incorporation or any agreement between the Corporation and any national securities exchange or otherwise, if all of the conditions specified in either of the following paragraphs A or B are satisfied:

          A.  Approval By Disinterested Directors.  Such Business Combination
              -----------------------------------
has been approved by a majority of the Disinterested Directors, as hereinafter defined; or

          B.  Price and Procedure Requirements.  All of the following
              --------------------------------
conditions specified in each of the following subparagraphs (1), (2), (3), (4) and (5) are satisfied:

                   (1) The aggregate amount of cash and Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                        (a) if applicable, the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Interested Stockholder for any shares purchased by it within the five-year period prior to the consummation date of such Business Combination; or

                        (b) the Fair Market Value per share of Common Stock on the date such Interested Stockholder became an Interested Stockholder (the "Determination Date"), the date of the first public announcement of the Business Combination or the date the Business Combination is consummated, whichever is highest;

provided, however, that the prices referred to in the foregoing clauses (a) and
(b) of this subparagraph (1) shall be adjusted to reflect fairly any stock dividend, stock split, reverse stock split, combination of shares, recapitalization, reorganization or similar event affecting the number of shares of Common Stock outstanding and the market price per share of outstanding shares of Common Stock which has occurred after the date as of which such price is determined; and

                        (2) unless otherwise specifically required by law, the holders of shares of Common Stock shall have the right, at their option, to receive payment in cash as the consideration for their shares in the Business Combination, if cash was previously paid by the Interested Stockholder involved in such Business Combination in order to acquire any shares of Common Stock or any interest in shares of Common Stock within the two-year period immediately prior to the date on which the proposal of such Business Combination is first publicly announced; and

                        (3) after the Determination Date in respect of the Interested Stockholder involved in such Business Combination and prior to the consummation of such Business Combination:

                             (a)  if regular dividends have been paid by the
Corporation, except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any dividend (whether or not cumulative);

                             (b)  there shall have been no reduction in the
annual rate of dividends, if any, paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as provided by a majority of the Disinterested Directors;

                             (c)  there shall have been an increase in such
annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split or combination of shares), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to increase such annual rate is approved by a majority of the Disinterested Directors; and

                             (d)  such Interested Stockholder shall not have
become the beneficial owner of any additional shares of

Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; and

                        (4) after the Determination Date of the Interested Stockholder involved in such Business Combination, such Interested Stockholder shall not have received the benefit, directly or indirectly (except as a stockholder of the corporation, in proportion to its stockholdings), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and
                        (5) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall, at the Corporation's expense, be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions), and the Disinterested Directors, if there are any at the time, shall have been provided a reasonable opportunity to state their views therein with respect to such proposed Business Combination and to include therewith an opinion of an independent investment banking or appraisal firm selected by the Disinterested Directors with respect to such Business Combination.

          Section 3.  Certain Definitions.  For the purposes of this Article 10:
          ----------  -------------------

          A. An "Affiliate" of a person shall mean any person who, directly or indirectly, controls, is controlled by or is under common control with such person.

          B.  An "Associate" shall mean

              (1) with respect to a corporation or association, any officer or director thereof or of a subsidiary thereof,

              (2) with respect to a partnership, any general partner thereof or any limited partner thereof having a 10 percent ownership interest in such partnership,

              (3) with respect to a business trust, any officer or trustee thereof or of any subsidiary thereof,

              (4) with respect to any other trust or an estate, any trustee, executor or similar fiduciary and any person who has a substantial interest as a beneficiary of such trust or estate,

              (5) with respect to a natural person, the spouses and children thereof and any other relative thereof or of the spouse thereof who has the same home, and

              (6)  any Affiliate of any such person.

          C. A person shall be a "Beneficial Owner" of, or have "Beneficial Ownership" of or "Beneficially Own," any Voting Stock over which such person or any of its Affiliates or Associates, directly or indirectly, through any contract, arrangement, understanding or relationship, has or shares or, upon the exercise of any conversion right, exchange right, warrant, option or similar interest (whether or not then exercisable), would have or share either

              (1) voting power (including the power to vote or to direct the voting) of such security or

              (2) investment power (including the power to dispose or direct the disposition) of such security. For the purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include any shares Beneficially Owned by such person even though not actually outstanding, but shall not include any other shares of Voting Stock which are not outstanding but which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of any conversion right, exchange right, warrant, option or similar interest.

          D. "Consolidated Transaction Reporting System" shall mean the system of reporting securities information operated under the authority of Rule 11Aa3-1 under the Act, as such rule may from time to time be amended, and any successor rule or rules.

          E. "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of, and was not directly or indirectly a nominee of, any Interested Stockholder involved in such Business

Combination or any Affiliate or Associate of such Interested Stockholder.

          F.  "Fair Market Value" as of any particular date shall mean:

              (1) in the case of stock, the highest closing sale price during the 90 trading days immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the last sale prices at 4 P.M. New York time during the 90 trading days immediately preceding the date in question reported in the Consolidated Transaction Reporting System (as heretofore defined) or, if such stock is not so reported, the average of the highest reported bid and the lowest reported asked quotations for a share of such stock furnished by the National Association of Securities Dealers Automated Quotation System or any successor quotation reporting system or, if quotations are not available in such system; and

              (2) in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a reputable investment banking or appraisal firm in good faith (such firm to be engaged solely on behalf of the stockholders other than the Interested Stockholder, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion and which fee shall not be contingent on the consummation of the action or transaction, to be a firm which has not previously been associated with or rendered services to or acted as manager of an underwriting or as agent for the Interested Stockholder or any other person whose stock in the corporation or any Subsidiary the Interested Stockholder beneficially owns or controls, and to be selected by a majority of the Disinterested Directors) and which value has been approved by a majority of the Disinterested Directors in good faith.

          G. "Interested Stockholder" shall mean any person, other than the Corporation, any Subsidiary or any employee benefit plan of the Corporation or any Subsidiary, who or which:

              (1) is the Beneficial Owner, directly or indirectly, of shares of Voting Stock which are entitled to cast 5 percent or more of the total votes which all of the then outstanding shares of stock of the Corporation are entitled to cast in the election of directors or is an Affiliate or Associate of any such person; or

              (2) acts with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Corporation, and such group is the Beneficial Owner, directly or indirectly, of shares of Voting Stock which are entitled to cast 5 percent or more of the total votes which all of the then outstanding shares of stock of the corporation are entitled to cast in the election of directors, and any reference to a particular Interested Stockholder involved in a Business Combination shall also refer to any Affiliate or Associate thereof, any predecessor thereto and any other person acting as a member of a partnership, limited partnership, syndicate or group with such particular Interested Stockholder within the meaning of the foregoing clause (2) of this subparagraph (G).

          H. A "person" shall mean any individual, firm, corporation (which shall include a business trust), partnership, joint venture, trust or estate, association or other entity.

          I. "Subsidiary" means any corporation or partnership of which a majority of any class of its equity securities is owned, directly or indirectly, by the Corporation.

          Section 4.  Powers of the Board of Directors.  The Board of Directors
          ----------  --------------------------------
shall have the power and duty to determine for the purposes of this Article on the basis of information known to them after reasonable inquiry, without limitation: (A) whether a person is an Interested Stockholder, (B) the number of Common Stock Beneficially Owned by any person, (C) whether a person is an Affiliate or Associate of another person, (D) whether the requirements of
Section 2 of this Article 10 have been met, (E) whether the assets subject to any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary has an aggregate fair market value of $5,000,000 or more or (F) whether two or more transactions constitute a "series of transactions" for purposes of Section 1 of this Article
10. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article 10.

          Section 5.  Fiduciary Obligations of Interested Stockholder.
          ----------  -----------------------------------------------
Nothing contained in this Article 10 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                                  ARTICLE 11
                                  ----------

          In addition to any requirements of law and any other provisions of this Certificate of Incorporation or the Bylaws (and notwithstanding the fact that approval by a lesser percentage may be permitted by law or any other provisions of this Certificate of Incorporation or the Bylaws) the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provisions inconsistent with Articles 7 or 10 or any provisions thereof.

                                  ARTICLE 12
                                  ----------

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

          THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and outside the State of Delaware, and in pursuance of the Delaware Corporation Law, does hereby make and file this Certificate hereby declaring and certifying under penalty of perjury that this is my act and deed and the facts herein stated are true. Accordingly I have set my hand this 22nd day of June 1988.


                           __________________________
                                  Gary S. Wolf
                                  Incorporator

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       STANFORD TELECOMMUNICATIONS, INC.

          James J. Spilker, Jr. and Gary S. Wolf, the President and Secretary of Stanford Telecommunications, Inc., a Delaware corporation, hereby certify as follows:

          1. Article 10, Section 1.A of the Certificate of Incorporation of this Corporation is amended to red as follows:

              "A.  Higher Vote For Certain Business Combinations.  In addition
                   ---------------------------------------------
          to any affirmative vote required by law, any other provisions of this Certificate of Incorporation or otherwise, and except as otherwise expressly provided in Section 2 of this Article 10, any Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise."

          2. Article 10, Section 2.B(1)(a) of the Certificate of Incorporation of this Corporation is amended to read as follows:

              "(a) if applicable, the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Interested Stockholder for any shares purchased by it within the two-year period prior to the consummation date of such Business Combination; or"

          3. Article 11 of the Certificate of Incorporation of this Corporation is amended to read as follows:

              "In addition to any requirements of law and any other provisions of this Certificate of Incorporation or the Bylaws (and notwithstanding the fact that approval by a lesser percentage may be permitted by law or any other provisions of this Certificate of Incorporation or the Bylaws) the affirmative vote of the holders of at least 66-2/3% of the outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provisions inconsistent with Articles 7 or 10 or any provisions thereof."

          4. The foregoing amendment of Certificate of Incorporation has been duly approved by the Board of Directors and the sole stockholder of this Corporation in accordance with Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

          The undersigned declare under penalty of perjury that the matters set forth in this Certificate are true and correct of our own knowledge.


                                   --------------------------
                                   James J. Spilker, Jr.



                                   --------------------------
                                   Gary S. Wolf

                           CERTIFICATE OF AMENDMENT
                           ------------------------

                                      OF
                                      --

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                       STANFORD TELECOMMUNICATIONS, INC.
                       ---------------------------------

          Stanford Telecommunications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST:  That the Board of Directors of Stanford Telecommunications,
          -----
Inc. (the "Corporation"), at a meeting duly called and held, adopted a proposed amendment to the Certificate of Incorporation of the Corporation, declared said amendment to be advisable and directed that said amendment be submitted for the consideration of the Corporation's stockholders at the next annual meeting thereof. The proposed amendment is as follows:

          Article 4 of the Certificate of Incorporation shall be amended to read in its entirety as follows:

              "The Corporation is authorized to issue only one class of shares of stock to be designated "Common Stock" and the total number of shares of stock which the Corporation shall have the authority to issue is fifteen million (15,000,000) shares of Common Stock, par value of one cent ($.01) per share."

          SECOND:  That thereafter, the annual meeting of the stockholders of
          ------
the Corporation was duly held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of said amendment.

          THIRD:  That said amendment was duly adopted in accordance with the
          -----
provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH:  That this Certificate of Amendment of the Certificate of
          ------
Incorporation shall be effective upon filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, Stanford Telecommunications, Inc. has caused this certificate to be signed by Val P. Peline, its President, and attested by Gary
S. Wolf, its Secretary, this 30th day of June, 1995.


                                          STANFORD TELECOMMUNICATIONS, INC.



                                          By:
                                              --------------------------------
                                                      Val P. Peline
                                                       President


                                          Attest:
                                                  ----------------------------
                                                      Gary S. Wolf
                                                       Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       STANFORD TELECOMMUNICATIONS, INC.


          Stanford Telecommunications, Inc, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation duly adopted resolutions declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

              RESOLVED, that it is hereby declared advisable and in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended by changing Article 4 thereof so that, as amended, said Article 4 shall read in its entirety as follows:

                   The Corporation is authorized to issue only one class of
              shares of stock to be designated "Common Stock" and the total number of shares of stock which the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares of Common Stock, par value one cent ($.10) per share.

          SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Stanford Telecommunications, Inc. has caused this Certificate to be signed by its duly authorized officer this 6th day of February, 1997.

                                  STANFORD TELECOMMUNICATIONS, INC.



                                  By:
                                      ------------------------------------
                                  Name:   Jerome F. Klajbor
                                  Office: Secretary